As filed with the Securities and Exchange Commission on June 28, 2023.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Savers Value Village, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5900	83-4165683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

425-462-1515

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Walsh

Chief Executive Officer

Savers Value Village, Inc.

11400 S.E. 6th Street, Suite 125

Bellevue, WA 98004

425-462-1515

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Christodoulos Kaoutzanis, Esq. John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 212-373-3000	Marc D. Jaffe, Esq. Gregory P. Rodgers, Esq. Brittany D. Ruiz, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 212-906-1200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ (333-261850)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering an additional 4,072,915 shares of common stock, par value $0.000001 (the “Common Stock”), of Savers Value Village, Inc (the “Registrant” or the “Company”). Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (Registration No. 333-261850) of the Registrant, including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on June 28, 2023, are incorporated by reference into this Registration Statement. This Registration Statement and the Registration Statement on Form S-1 (Registration No. 333-261850) relate to the registration under the Act of (i) up to 18,750,000 shares of Common Stock that may be offered by the Company, (ii) 3,541,666 shares of Common Stock that may be offered by certain selling stockholders of the Company and (iii) up to 3,343,749 shares of Common Stock that may be offered by certain stockholders of the Company upon exercise of the underwriters’ over-allotment option.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

All exhibits filed with or incorporated by reference in Registration Statement No. 333-261850 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit Number	Description of Exhibit

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the legality of the securities being registered.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of Savers Value Village, Inc. (Registration No. 333-261850)).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bellevue, Washington, on June 28, 2023.

Savers Value Village, Inc.

By:	/s/ Mark Walsh
Mark Walsh
Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Mark Walsh Mark Walsh	Chief Executive Officer (Principal Executive Officer)	June 28, 2023

/s/ Jay Stasz Jay Stasz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2023

* Scott Graves	Chairman of the Board of Directors	June 28, 2023

* Aaron Rosen	Director	June 28, 2023

* Robyn Collver	Director	June 28, 2023

* William Allen	Director	June 28, 2023

* Duane Woods	Director	June 28, 2023

* Aina Konold	Director	June 28, 2023

* Kristy Pipes	Director	June 28, 2023

*By:	/s/ Richard Medway
Richard Medway
Attorney-in-Fact